EXHIBIT 24.1
CERTIFIED RESOLUTION OF
BOARD OF DIRECTORS
     I, Debra A. Bollwage, Senior Assistant Secretary of Merck & Co., Inc. (the “Company”), a corporation duly organized and existing under the laws of the State of New Jersey, do hereby certify that the following is a true copy of a resolution adopted on December 19, 2006, at a meeting of the Directors of said Company held in New York City, State of New York, duly called in accordance with the provisions of the By-Laws of said Company, and at which a quorum of Directors was present:
     RESOLVED, that the proper officers of the Company are hereby authorized and directed on behalf of the Company to prepare, execute and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement and any and all amendments thereto, and any and all exhibits and other documents relating thereto or required by law or regulation in connection therewith, for the registration under the Securities Act of 1933 of the shares of Common Stock of the Company which may be purchased under the Merck & Co., Inc. 2007 Incentive Stock Plan (the “Plan”), such Plan having been approved by the stockholders of the Company on April 25, 2006 and amended on December 19, 2006;
     RESOLVED, that Celia A. Colbert is hereby appointed and designated the person duly authorized to receive communication and notices from the SEC with respect to such Registration Statement or any amendments thereto and as agent for service of process;
     RESOLVED, that each officer, director or employee of the Company who may be required to execute such Registration Statement or any amendments thereto (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or on behalf of the Plans, or otherwise), is hereby authorized to execute a power of attorney appointing Celia A. Colbert and Kenneth C. Frazier, and each of them severally, his or her true and lawful attorney or attorneys to execute in his or her name, place and stead (in any such capacity) such Registration Statement, and any and all amendments thereto and any and all exhibits and other documents necessary or incidental in connection therewith, and to file the same with the SEC, each of said attorneys to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of said officers, directors and employees, or any of them, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any such officer, director or employee might or could do in person;
     RESOLVED, that the proper officers of the Company are hereby authorized and directed to arrange with the New York Stock Exchange and the Philadelphia Stock Exchange for the listing of the additional shares of the Common Stock of the Company to be issued in connection with the Plan; and
     RESOLVED, that the proper officers of the Company, with the advice of counsel, are hereby authorized to take any action and to execute and deliver any letters, documents, agreements or other instruments as they deem necessary, appropriate or desirable to carry out the purposes and intents of this Special Resolution.

     IN WITNESS WHEREOF, I have hereunto subscribed my signature and affixed the seal of the Company this 21st day of December 2006.

By:	/s/ Debra A. Bollwage
Debra A. Bollwage
Senior Assistant Secretary

     [Corporate Seal]